Exhibit 99.1

Brightcove Launches Native Player Solution for Premium Video Apps on Apple iOS & Google

Android Devices

New software development kits bring together the speed and performance of native smartphone and tablet video players with the Brightcove media API, advertising, analytics and digital rights management

Brightcove to discontinue App Cloud and accelerate investment in native player SDKs to address mobile app requirements of premium video publishers

BOSTON, February 27, 2013—Brightcove (NASDAQ: BCOV), a leading global provider of cloud content services, today introduced new native player software development kits (SDKs) for Apple iOS and Google Android devices, integrated with industry-leading advertising, analytics, audience measurement and digital rights management providers. Now premium video publishers can rapidly deliver apps that integrate with the third-party services required for successful video monetization and harness the performance and deep operating system integration that only native technology can provide.

“The biggest challenge facing media companies today is delivering high-quality video across mobile devices with the advertising, analytics and content protection required to propel their business,” said Phil Costa, director of product management, Brightcove. “We architected these new native player SDKs in close collaboration with media industry leaders to provide maximum power and flexibility to developers building video-rich apps for the leading smartphones and tablets.”

The Brightcove player SDKs extend the native video player capabilities of iOS and Android devices with a rich layer of additional functionality and integrations that accelerate development of high-quality consumer experiences. Built-in support for mixed video types and automatic buffering enable a seamless viewing experience, while easily skinnable video controls and layouts enable publishers to fully customize the player to their brand.

The SDKs and next generation player architecture are also designed to support the needs of the Brightcove partner ecosystem, with a rich set of APIs for customization by partners. Brightcove’s native player SDKs have been integrated with Adobe SiteCatalyst, Adobe Pass, Akamai Media Analytics, comScore Media Metrix, FreeWheel, Google DoubleClick for Publishers, Nielsen VideoCensus and Google Widevine. The native player SDKs work with the Brightcove Video Cloud Media API, as well as with other online video platforms.

Pricing and Availability

The native player SDKs for iOS and Android devices are available today free of charge to Pro and Enterprise edition Brightcove Video Cloud customers. We plan to make the native player SDKs available as stand-alone commercial products for customers who manage their own online video platform or use other third-party solutions.

App Cloud Discontinuation

In connection with the company’s decision to emphasize native SDKs, Brightcove today also announced plans to discontinue App Cloud and accelerate investment in its native player SDKs. Brightcove will continue to operate App Cloud for existing customers through June 2014.

“The mobile app development marketplace is emerging and dynamic, and we have learned a great deal from our customers and prospects as a direct result of ramping our App Cloud efforts over the last eighteen months,” said David Mendels, president, chief operating officer and chief executive officer-designate of Brightcove. “By increasing investments in our native player SDKs, we will be able to innovate more rapidly to solve the complex challenges of multi-platform video app development and leverage our leadership position in what we believe is a fast-growing multi-billion dollar online video platform market opportunity.”

About Brightcove

Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud content services, offers a family of products used to publish and distribute the world’s professional digital media. The company’s products include Video Cloud, the market-leading online video platform and Zencoder, a leading cloud-based media processing service and HTML5 video player technology provider. Brightcove has more than 6,350 customers in over 60 countries that rely on Brightcove cloud content services to build and operate media experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Press Contacts

North America

Lisa Langsdorf

SutherlandGold Group for Brightcove

212-905-6218

llangsdorf@sutherlandgold.com

Europe

Sheena Riviera

AxiCom for Brightcove

+44 20 8392 4064

sheena.riviera@axicom.com

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our anticipated objectives, growth and/or expected product and service developments or enhancements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses, our limited operating history; expectations regarding the widespread adoption of customer demand for our products; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; and other risks set forth under the caption “Risk Factors” in the Company’s final prospectus related to its initial public offering filed pursuant to Rule 424b under the Securities Act with the Securities and Exchange Commission on February 17, 2012, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.